June 16, 2000


Transaction Systems Architects, Inc.
330 South 108th Avenue
Omaha, Nebraska  68154-2684

Attention:        Mr. Edward Fuxa
                  Controller


Dear Mr. Fuxa:

Pursuant to our recent discussions, Norwest Bank Nebraska, N.A., (hereinafter referred to as the "Bank"), is pleased to offer a secured, committed credit facility jointly to Transaction Systems Architects, Inc., a Delaware corporation ("TSA") and ACI Worldwide Inc., a Nebraska corporation ("ACI") (hereinafter referred to individually and collectively as the "Joint Borrowers").

The terms of the facility set forth in this Letter Agreement (hereinafter referred to as the "Facility Letter") are:

1)     Amount:                 The aggregate amount outstanding shall not
                               exceed Twenty Five Million and 00/100 United
                               States Dollars (USD) ($25,000,000.00)
                               (hereinafter referred to as the "Credit
                               Facility Amount") at any time, which shall be available to the Joint Borrowers in the form of loans (hereinafter referred to as "Advance(s)") or standby letters of credit (hereinafter referred to as "SLC(s)"), subject to a sublimit of Ten Million and 00/100 United States Dollars
                               (USD) ($10,000,000.00) in the aggregate on outstanding SLCs, including any Reimbursement
                               Obligations, as hereafter defined.

2)     Purpose:                General corporate purposes, provided that the
                               Joint Borrowers will not use the proceeds of any Advances or SLCs extended or issued under this facility for the purpose of purchasing or carrying "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

3)     Evidence of
          Indebtedness:        A Promissory Note in the form of Exhibit A
                               hereto to be signed by the Joint Borrowers
                               (hereinafter referred to as the "Note"). The indebtedness shall be the joint and several obligation of TSA and ACI.

4)     Expiration Date:        This facility shall expire on May 31, 2001,
                               upon which date the total unpaid principal balance, all accrued but unpaid interest and any outstanding Reimbursement Obligations, as hereafter defined, shall be paid in full.

5)     Interest Rate:          The unpaid principal balance of all Advances
                               hereunder shall bear interest as follows:

                               (a) Base Rate: Before maturity of this credit facility, and except for LIBOR Rate Advances, as hereafter defined, at an annual rate equal to 0.75% below the Base Rate adjusted at the time of changes in the Base Rate. "Base Rate" shall mean the rate of interest established by Norwest Bank Nebraska, N.A. from time to time as its "base" or "prime" or "Norwest Money Market Rate." Interest shall be paid monthly at the end of each month on any Advances made at the Base Rate. Advances made at the Base Rate shall be made in the minimum principal amount of $10,000.

                               (b)  LIBOR Rate: LIBOR Rate is the rate at
                                    which deposits in U.S. dollars in the
                                    amount and for a maturity corresponding to that of any Advances made at the LIBOR Rate ("LIBOR Rate Advances") are offered to the Bank in the offshore inter-bank market at approximately 10:00 a.m., (London, England time), two business days prior to the date on which such Advance is made, adjusted for maximum statutory reserve requirements, plus 175 basis points (1.75%) per annum.

                                    LIBOR Rate Advances shall be for periods, at the Joint Borrowers' option, of one
                                    (1), two (2) or three (3) months (each, an "Interest Period"); provided, that the Interest Period shall not extend beyond the Expiration Date. Interest shall be payable at the maturity of each Interest Period and shall be calculated on actual days elapsed on a 360 day year.

                                    With respect to the renewal of any LIBOR
                                    Rate Advance, or any new borrowing
                                    hereunder, in the event that deposits in the amount and for the term of the selected Interest Period are unavailable to Bank, or that by reason or circumstances affecting the inter-bank markets generally, adequate and reasonable means do not exist for ascertaining the interest rate applicable to such LIBOR Rate Advance for the selected Interest Period, Joint Borrowers shall either repay such LIBOR Rate Advance or direct Bank to convert such LIBOR Rate Advance into an Advance of a type which is available on the last day of the then current Interest Period, said choice between repayment or conversion to be solely at Joint Borrowers' option.

                                    If it shall become unlawful (or contrary to any direction from or requirement of any governmental authority having jurisdiction over Bank) for Bank to continue to fund or maintain any LIBOR Rate Advance or to perform its obligations hereunder, then upon demand by Bank to Joint Borrowers, such LIBOR Rate Advance or other obligation shall thereupon be canceled, and, if it is unlawful for Bank to continue to fund or maintain any LIBOR Rate Advance, Joint Borrowers shall prepay such LIBOR Rate Advance without premium or penalty, together with accrued interest thereon, on the last day of the then current Interest Period or on such earlier date as may be required by law.

                                    The Joint Borrowers may obtain multiple
                                    LIBOR Rate Advances hereunder; provided, that each LIBOR Rate Advance shall be in the minimum principal amount of $1,000,000 and shall be payable in full, with interest thereon, at the maturity of each LIBOR Rate Advance.

                               (c) Default Rate: After maturity, whether by lapse of time, default, acceleration or otherwise, at a rate equal to the Base Rate plus three percent (3%) per annum (the "Default Rate").

6)     Request for
         Advances:             Requests for Advances by the Joint Borrowers
                               shall be made by telephonic, telecopier or telex notice to the Bank (which notice shall be promptly confirmed in writing) by Dwight G.
                               Hanson, Chief Financial Officer, Edward Fuxa,
                               Controller, or Frances Stein, General Manager,
                               Account Operations, all of TSA, or such other person or persons subsequently designated by the Joint Borrowers in writing. Each request by Joint Borrowers for an Advance at the Base
                               Rate must be received by the Bank no later than 12:00 p.m. Omaha, Nebraska time, on the day on which it is to be funded. Each request by Joint Borrowers for a LIBOR Rate Advance must be received by the Bank no later than 11:00 a.m. Omaha, Nebraska time, on the day which is three (3) business days prior to the day on which it is to be funded. The Joint Borrowers agree that the Bank may rely on any such telephonic, telecopier or telex notice given by any person it in good faith believes is authorized to give such notice without the necessity of independent investigation, and in the event any notice by such means conflicts with the written confirmation, such notice shall govern if the Bank has acted in reliance thereon.

7)     Prepayment:             The principal balance of the LIBOR Rate
                               Advances may not be prepaid, in whole or in part, before the end of any Interest Period.
                               If, for any reason, a LIBOR Rate Advance is paid prior to the last business day of any Interest Period, the Joint Borrowers agree to indemnify the Bank against any loss (including any loss on redeployment of the funds repaid), cost or expense incurred by the Bank as a result of such prepayment.

8)     Standby Letters
         of Credit:            Each SLC shall be issued pursuant to an
                               Application for Letter of Credit in form and substance satisfactory to the Bank. The expiration date of each SLC shall be on or before the Expiration Date of this facility.
                               Upon the issuance of each SLC, Joint Borrowers shall pay the Bank a commission fee in the amount of one and three-quarters percent
                               (1.75%) on the amount of each SLC issued hereunder plus the Bank's issuance costs.

                               Joint Borrowers are obligated, and hereby unconditionally agree, to pay to the Bank, in immediately available funds, the face amount of each draft drawn and presented under an SLC issued by the Bank hereunder (the obligation of the Joint Borrowers hereunder with respect to drafts drawn on any SLC is a "Reimbursement Obligation"). If at any time the Joint Borrowers fail to pay any Reimbursement Obligation when due, the Joint Borrowers shall be deemed to have requested an Advance from the Bank hereunder at the Base Rate, as of the date such Reimbursement Obligation is due, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. Such Advance shall only be made if no Event of Default shall exist and shall be subject to availability under the Credit Facility Amount. If such Advance is not made by the Bank for any reason, the unpaid amount of such Reimbursement Obligation shall be due and payable to the Bank upon demand and shall bear interest at the Default Rate of interest specified herein.

9)     Commitment Fee:         In consideration for the Bank making this
                               facility available to the Joint Borrowers, the Joint Borrowers agree to pay to the Bank a commitment fee of 25 basis points per annum of the Credit Facility Amount, payable at closing.

10)    Non-Use Fee:            In consideration for the Bank making this
                               facility available to the Joint Borrowers, the Joint Borrowers agree to pay to the Bank a non-use fee on the average unused portion of the Credit Facility Amount during each quarter of 25 basis points per annum, payable quarterly in arrears on each March 31, June 30, September
                               30, December 31 and on the Expiration Date.

11)    Guarantors:             Applied Communications, Inc. U.K. Holding
                               Company, Regency Systems, Inc. and IntraNet,
                               Inc. (individually and collectively the
                               "Guarantors") shall execute and deliver to the Bank, "Guaranties," in form and substance acceptable to the Bank. The Guaranties shall provide the Bank with an absolute, unconditional and unlimited guarantee of payment of the Obligations, as hereafter defined, by each of the Guarantors. Regency
                               Systems, Inc. and IntraNet, Inc. (collectively the "Domestic Guarantors") shall further provide the Bank a security interest in all of their accounts, as more fully set forth in the following section.

12)    Security:               As security for the payment of the Note
                               executed in connection herewith (including any and all extensions, renewals, modifications and substitutions thereof, or exchanges therefore), any and all future advances of credit to the Joint Borrowers the performance of this Facility Letter, the payment of any and all amounts advanced by the Bank hereunder or otherwise on behalf of the Joint Borrowers, any legal fees and all other fees, charges, expenses, or costs incurred by the Bank in connection herewith, and for the satisfaction of any and all other liabilities or obligations of the Joint Borrowers to the Bank, howsoever created, direct or indirect, absolute or contingent, joint or several, now or hereafter existing, or due or to become due (herein collectively called the "Obligations"), the
                               Joint Borrowers and the Domestic Guarantors have executed and delivered to the Bank, or will execute and deliver to the Bank, Security
                               Agreements and Financing Statements granting the Bank a security interest and first lien on all accounts of the Joint Borrowers and the Domestic Guarantors.

                               Joint Borrowers previously executed and
                               delivered Security Agreements to the Bank dated June 8, 1995. The Joint Borrowers hereby reaffirm the security interest granted to the Bank pursuant to said Security Agreements, and agree that the security interests granted thereby shall continue with respect to the Obligations.

                               Joint Borrowers hereby agree to execute and deliver on demand and hereby irrevocably constitute and appoint the Bank the attorney-in fact-of the Joint Borrowers coupled with an interest, to execute, deliver, and if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements or other instruments as the Bank may request or require in order to impose or perfect the lien or security interests hereof more specifically thereon.

                               The executed Security Agreements and Financing Statements are collectively and individually referred to as the "Security Documents."

13)    Indemnity:              The Joint Borrowers hereby agree to indemnify the
                               Bank against any loss (including any loss on redeployment of the funds prepaid), cost or expense incurred by the Bank as a result of default or acceleration of the Note, including all court costs, reasonable attorneys' fees and other costs of collection.

14)    Representations:        (a)   The Joint Borrowers are duly organized
                                     and existing under the laws of their
                                     respective states of incorporation, have full and adequate corporate powers to carry on their respective businesses as now conducted, are duly licensed or qualified in all jurisdictions wherein the nature of their respective activities require such licensing or qualifying, and where a failure to so qualify would have a material adverse effect on the Borrower, have full right, power and authority to enter into and perform this Facility Letter, the Note, Security
                                     Documents, and entering into and
                                     performing this Facility Letter, the
                                     Note, and Security Documents has been
                                     authorized by all necessary corporate
                                     action and does not contravene any
                                     provision of any charter or bylaw
                                     provision or any covenant, indenture or
                                     agreement of or affecting the Joint
                                     Borrowers, or any of their properties.

                               (b)   The Joint Borrowers have heretofore
                                     delivered to the Bank a copy of TSA's:
                                     (i) Annual Report on Form 10-K for the
                                     fiscal year ended as of September 30,
                                     1999; (ii) Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1999; and (iii) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 (the "TSA Reports"). The financial statements contained in the TSA Reports were prepared on a consolidated basis in accordance with generally accepted accounting principles on a basis consistent with that of the previous fiscal year or period, except where otherwise noted in the financial statements, and fairly reflects the financial position of the Joint Borrowers as of the date thereof, and the results of their respective operations for the period covered thereby. The Joint Borrowers do not have any significant known contingent liabilities other than as indicated on said financial statements and since said date of March 31, 2000, there has been no material adverse change in the condition, financial or otherwise, of the Joint Borrowers.

                               (c)   There is no material litigation or
                                     administrative or governmental
                                     proceedings pending, nor to the knowledge of the Joint Borrowers threatened against the Joint Borrowers, which, if adversely determined, would result in any material adverse change in the properties, business or operations of the Joint Borrowers. All federal, state and local income tax returns for the Joint Borrowers required to be filed have been filed on a timely basis, and all amounts required to be paid as shown by said returns have been paid. There are no material pending, or to the best of the Joint Borrowers' knowledge, threatened objections to or controversies in respect of the federal, state and local income tax returns of the Joint Borrowers for any fiscal year. No authorization, consent, license, exemption or filing or registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by the Joint Borrowers of this Facility Letter, the Note and Security Documents.

                               (d)   Joint Borrowers are in full compliance
                                     with all of the terms and conditions of
                                     this Facility Letter, and no Event of
                                     Default, as hereafter defined, is
                                     existing under this Facility Letter.

                               (e) The Joint Borrowers are in compliance in all material respects with ERISA, as hereafter defined, to the extent applicable to it, except for any noncompliance which could not reasonably be expected to result in any material adverse change in the properties, business, or operations of the Joint Borrowers, and have received no notice to the contrary from the PBGC, as hereafter defined, or any other governmental entity or agency.

                               (f)   No information, exhibit or report
                                     prepared by the Joint Borrowers and
                                     furnished to the Bank in connection with the negotiation of the Facility Letter contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made.

                               (g)   This Facility Letter, the Note and
                                     Security Documents, when executed and
                                     delivered by the Joint Borrowers
                                     hereunder, will constitute the legal,
                                     valid and binding obligation of the Joint
                                     Borrowers enforceable against the Joint
                                     Borrowers in accordance with their
                                     respective terms.

                               (h)   To the best of the Joint Borrowers'
                                     knowledge, following reasonable inquiry, the Joint Borrowers do not have any material liability, contingent or otherwise, arising under any applicable federal or state environmental health and safety statutes and regulations.

                               (i)   The provisions of the Security
                                     Agreements, as provided herein, are
                                     effective to create in favor of the Bank, legal, valid and enforceable liens on all of the "accounts," as defined in the Security Agreements, of the Joint Debtors and the Domestic Guarantors. Financing Statements filed with the Secretary of State of Nebraska naming each of the Joint Borrowers as the "Debtor" shall constitute fully perfected first security interests and liens on all right, title and interest of the Joint Borrowers and the Domestic Guarantors in the accounts of the Joint Debtors and Domestic Guarantors described therein, prior and superior to all other liens.

                               (j) The principal place of business and chief executive offices of TSA and ACI are located in Omaha, Nebraska. The principal place of business and chief executive office of Regency Systems, Inc. are located in Dallas, Texas. The principal place of business and chief executive office of IntraNet, Inc. are located in Newton, Massachusetts.

                               (k) Except for a portion of their receivables which are factored from time to time in the ordinary course of business, none of the assets of the Joint Borrowers are subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest, except for: (a) current taxes not delinquent or taxes being contested as provided by law in good faith and by appropriate legal proceedings; (b) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate legal proceedings, but not involving any deposits or advances of borrowed money or the deferred purchase price of property or services; and (c) to the extent specifically shown in the financial statement referred to above. The Bank acknowledges (i) that the Joint Borrowers and Domestic Guarantors have previously factored a portion of their receivables, (ii) that the Joint Borrowers and Domestic Guarantors will factor a portion of their receivables in the future, and (iii) that the foregoing actions will not constitute a breach of any representation, covenant or other provision of this Facility Letter; provided that the Joint Borrowers shall be in compliance with the covenant requiring a minimum balance of eligible receivables both before and after any such factoring of $35,000,000, as set forth in Section 15(j).

                               (l)   The Joint Borrowers are not parties to
                                     any agreement or instrument, or subject
                                     to any charter or other corporate
                                     restriction, nor are they subject to any judgment, decree or order of any court or governmental body, which Joint Borrowers know or reasonably should know may have a material and adverse effect on the business, assets, liabilities, financial condition, operations or obligations under this Facility Letter or the Note or Security Documents. Joint Borrowers have no, nor with reasonable diligence should have had, knowledge of or notice that they are in default on the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, charter or other corporate restriction, judgment, decree or order of any court or governmental body that might have a material adverse impact on the Joint Borrowers.

                               (m)   Except in the ordinary course of
                                     business, the Joint Borrowers have not
                                     sold, conveyed, transferred, disposed of, or otherwise further encumbered, any material amount of the Joint Borrowers' assets within the last ninety (90) days. The Bank acknowledges that the Joint Borrowers factor a portion of their receivables in the ordinary course of business.

                               (n)   The amounts to be received by Bank as
                                     interest payments under the Note shall
                                     constitute lawful interest and shall be
                                     neither usurious nor illegal under the
                                     laws of the State of Nebraska.

                               (o)   The best of their knowledge, Joint
                                     Borrowers:  (a) are not in violation of
                                     any federal, state or county governmental rule, regulation or ordinance; or (b) have not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of Joint Borrowers' respective properties or the conduct of their businesses; which violation or failure (in the event that such violation or failure were asserted by any person or entity by appropriate action) would result in a material impediment to the conduct of the Joint Borrowers' regular business.

                               (p)   None of the Joint Borrowers are an
                                     "investment company" or a company
                                     "controlled" by an "investment company"
                                     within the meaning of the Investment
                                     Company Act of 1940, as amended.

15)    Covenants:              (a)   The  Joint Borrowers shall preserve and
                                     maintain their respective corporate
                                     existence and shall keep in force and
                                     effect all licenses, permits and
                                     franchises necessary and material to the proper conduct of their respective businesses. The Joint Borrowers shall maintain, preserve and keep their respective property, plant and equipment, including, without limitation, all tangible and intangible assets, in good repair, working order and condition.

                               (b)   The Joint Borrowers shall duly pay and
                                     discharge all material taxes,
                                     assessments, fees and governmental
                                     charges upon them or any of their
                                     properties before the same become
                                     delinquent, except to the extent that
                                     they are being contested in good faith by appropriate proceedings and adequate reserves are provided therefor.

                               (c)   The Joint Borrowers shall maintain a
                                     standard accounting system in accordance with generally accepted accounting principles ("GAAP") and shall furnish to the Bank the following:

                                     (i)    as soon as available and in any
                                            event within 45 days after the end
                                            of each fiscal quarter, the
                                            consolidated and consolidating
                                            balance sheet of the Joint
                                            Borrowers and their subsidiaries,
                                            consolidated and consolidating
                                            statements of income, retained
                                            earnings and cash flows of the
                                            Joint Borrowers and their
                                            subsidiaries for such fiscal
                                            quarter, prepared in accordance
                                            with GAAP and certified as
                                            accurate by the chief financial
                                            officer of the Joint Borrowers,
                                            together with related 10-Q filings
                                            made with the Securities and
                                            Exchange Commission;

                                     (ii)   as soon as available and in any
                                            event within 90 days after the end
                                            of each fiscal year, the
                                            consolidated and consolidating
                                            balance sheet of the Joint
                                            Borrowers and their subsidiaries,
                                            consolidated and consolidating
                                            statements of income, retained
                                            earnings and cash flows of the
                                            Joint Borrowers and their
                                            subsidiaries for such fiscal year,
                                            accompanied by an unqualified
                                            opinion prepared by independent
                                            public accountants of recognized
                                            national standing, in accordance
                                            with GAAP, together with related
                                            10-K filings made with the
                                            Securities and Exchange
                                            Commission;;

                                     (iii)  Each of the financial statements
                                            furnished to the Bank pursuant to
                                            paragraphs 15 (c) (i) and (ii)
                                            above shall be accompanied by a
                                            written compliance certificate of
                                            the Joint Borrowers signed by
                                            TSA's chief financial officer: (1)
                                            to the effect that the signer
                                            thereof has reviewed the terms and
                                            provisions of this Facility Letter
                                            and that no Event of Default has
                                            occurred during the period covered
                                            by such statements or if any such
                                            Event of Default has occurred
                                            during such period, setting forth
                                            a description of such Event of
                                            Default and specifying the action,
                                            if any, taken by the Joint
                                            Borrowers to remedy the same; and
                                            (2) setting forth the information
                                            and computations (in sufficient
                                            detail) required to establish
                                            whether the Joint Borrowers were
                                            in compliance with the financial
                                            requirements and covenants set
                                            forth herein during the period
                                            covered by the financial
                                            statements then being furnished;

                                     (iv)   Promptly upon obtaining knowledge
                                            of the existence thereof, the
                                            Joint Borrowers shall give written
                                            notice of the occurrence of any
                                            Event of Default hereunder
                                            together with a detailed statement
                                            by a responsible officer of the
                                            Joint Borrowers of the steps being
                                            taken by the Joint Borrowers to
                                            cure any such Event of Default;

                                     (v)    Immediately upon the occurrence of
                                            a default, breach or event of
                                            default under any note or any
                                            other evidence of indebtedness of
                                            the Joint Borrowers in excess of
                                            $1,000,000, or upon becoming aware
                                            that the holder of any such note
                                            or other evidence of indebtedness
                                            has given or threatened to give
                                            notice or taken any other action
                                            with respect to a claim of
                                            default, breach or event of
                                            default under such evidence of
                                            indebtedness, the Joint Borrowers
                                            shall give the Bank notice
                                            describing the action taken, the
                                            nature of the actual or claimed
                                            default and the period of
                                            existence thereof, together with a
                                            detailed statement by an officer
                                            of the Joint Borrowers of the
                                            steps being taken by the Joint
                                            Borrowers to cure the actual or
                                            claimed default; and

                                     (vi)   Immediately after the commencement
                                            thereof, notice in writing of all
                                            litigation and of all proceedings
                                            before any governmental or
                                            regulatory agency affecting the
                                            Joint Borrowers, or which seek a
                                            monetary recovery for uninsured
                                            claims against the Joint Borrowers
                                            in excess of $1,000,000, or
                                            $2,000,000 for claims subject to
                                            Employment Practice Liability
                                            insurance.

                               (d)   The Joint Borrowers shall not, either
                                     directly or indirectly, be a party to any merger or consolidation, nor sell, transfer, lease, encumber or otherwise dispose of all or any substantial part of their respective property or business or all or any substantial part of their respective assets other than in the ordinary course of business. The term "substantial," as used herein shall mean 25% of the Joint Borrowers' Tangible Net Worth at the close of the most recent fiscal year.

                               (e) The Joint Borrowers shall comply in all material respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to the Joint Borrowers or their respective properties or business operations, the non-compliance with which could have a material adverse effect on the financial condition, properties or business of the Joint Borrowers.

                               (f) Without the prior written consent of the Bank, and until all Advances hereunder are paid in full, all SLCs issued by the Bank have expired, and all Reimbursement Obligations are paid in full, and the Bank has no remaining obligation to issue SLCs or to make further Advances to the Joint Borrowers, Joint Borrowers shall not incur indebtedness for borrowed money except unsecured loans not to exceed $7,000,000 in the aggregate outstanding at any time. This covenant shall not apply to purchase money indebtedness or capital lease obligations incurred by the Joint Debtors in the ordinary course of business.

                               (g) Until all Advances hereunder are paid in full, all SLCs issued by the Bank have expired, and all Reimbursement Obligations are paid in full and the Bank has no remaining obligation to issue SLCs or to make further Advances to the Joint Borrowers, the Joint Borrowers agree not to create, assume, incur or suffer or permit to exist any mortgage, pledge, encumbrance, security interest, assignment, lien or charge of any kind or character upon any asset of the Joint Borrowers whether owned at the date hereof or hereafter acquired except:

                                     (A)    liens for taxes, assessments or
                                            other governmental charges not yet
                                            due or which are being contested
                                            in good faith by appropriate
                                            proceedings;

                                     (B)    other liens, charges and
                                            encumbrances incidental to the
                                            conduct of its business or the
                                            ownership of its property which
                                            were not incurred in connection
                                            with the borrowing of money or the
                                            obtaining of an advance of credit,
                                            and which do not in the aggregate
                                            materially detract from the net
                                            value of their property or assets
                                            or materially impair the use
                                            thereof in the operation of their
                                            respective businesses;

                                     (C)    liens arising out of judgments or
                                            awards with respect to which the
                                            Joint Borrowers shall concurrently
                                            therewith be prosecuting an appeal
                                            or proceedings for review and with
                                            respect to which they shall have
                                            secured a stay of execution
                                            pending such appeal or review;

                                     (D)    pledges or deposits to secure
                                            obligations under workmen's
                                            compensation laws or similar
                                            legislation;

                                     (E)    deposits to secure public or
                                            statutory obligations of the Joint
                                            Borrowers; and

                                     (F)    liens granted in the ordinary
                                            course of business for purchase
                                            money security interests and
                                            capital leases.

                               (h)   The Joint Borrowers shall maintain a
                                     consolidated Minimum Tangible Net Worth
                                     according to the following schedule:

                                     $132,000,000.00 as of June 30, 2000;

                                     $137,000,000.00 as of September 30, 2000;

                                     $142,000,000.00 as of December 31, 2000;

                                     $147,000,000.00 as of March 31, 2001.

                                     For purposes of this covenant, "Tangible
                                     Net Worth" shall mean the stockholders'
                                     equity, minus the amount of all
                                     intangibles, and excluding "accumulated
                                     other comprehensive income," all as
                                     determined in accordance with GAAP.

                               (i)   The Joint Borrowers shall maintain a
                                     consolidated Minimum Working Capital of
                                     Fifty Million and 00/100 United States
                                     Dollars (USD) ($50,000,000.00) at all
                                     times.  For purposes hereof, "Working
                                     Capital" shall mean the difference
                                     between total  current assets and total
                                     current liabilities, as shown on a
                                     balance sheet prepared in accordance with GAAP.

                               (j)   The Joint Borrowers shall maintain a
                                     balance of eligible accounts receivable
                                     (accounts receivable that remain unpaid
                                     120 days or less after the date of
                                     invoice) at all times of not less than
                                     Thirty Five Million and No/100 United
                                     States Dollars (USD) ($35,000,000.00) in the aggregate.

                               (k)   The Joint Borrowers will maintain
                                     insurance coverage by good and
                                     responsible insurance underwriters in
                                     such forms and amounts and against such
                                     risks and hazards as are customary for
                                     companies engaged in similar businesses
                                     and owning and operating similar
                                     properties.

                               (l) The Joint Borrowers will promptly pay and discharge all obligations and liabilities arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of a character which if unpaid or unperformed might result in the imposition of a lien against its properties and assets and will promptly notify the Bank of (i) the occurrence of any reportable event (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation ("PBGC") of any employee benefit plan covering any officers or employees of the Joint Borrowers, any benefits of which are or are required to be guaranteed by PBGC ("Plan"), (ii) receipt of any notice from PBGC of its intention to seek termination of such Plan or appointment of a trustee therefor, and (iii) its intention to terminate or withdraw from any Plan. The Joint Borrowers will not terminate any such Plan or withdraw therefrom unless it shall be in compliance with all of the terms and conditions of this Facility Letter after giving effect to any liability to PBGC resulting from such termination or withdrawal.

                               (m) The Joint Borrowers shall comply in all material respects with the requirements of all federal, state and local pollution laws, regulations, and orders applicable to or pertaining to its properties and business operations of the Joint Borrowers.

                               (n)   For purposes of this covenant, the
                                     management of Joint Borrowers includes
                                     and is limited to William E. Fisher,
                                     Chief Executive Officer and Chairman of
                                     the Board, David C. Russell, President,
                                     and Dwight G. Hanson, Chief Financial
                                     Officer, all of TSA, and Mark R. Vipond,
                                     Chief Operating Officer of ACI.  Joint
                                     Borrowers shall not change the management of Joint Borrowers without the Bank's prior written consent, except for terminations for good cause related solely to the performance of their respective management responsibilities.

                               (o) Joint Borrowers will permit the Bank or any officer, employee or agent of the Bank at any time during the Joint Borrowers' regular business hours to inspect their properties and to inspect and copy their books and records, including, without limitation, accounts receivable records. The Bank shall also be entitled, at its expense, to have an independent audit of Joint Borrowers' books and records.

                               (p)   Joint Borrowers shall not change the
                                     location of their chief executive offices and principal place of business from Omaha, Nebraska, unless Joint Borrowers shall give the Bank at least sixty (60) days prior written notice thereof and all actions necessary or advisable in the Bank's opinion to protect the Bank's liens covered by the Security Documents have been taken.

                               (q) ITI - Initial Public Offering: On behalf of its subsidiary, Insession
                                     Technologies, Inc. ("ITI"), TSA has
                                     caused a Registration Statement on Form
                                     S-1 to be filed with the SEC for the
                                     purpose of completing an initial public
                                     offering of the stock of ITI and,
                                     thereafter, subject to receipt of
                                     appropriate IRS letter ruling or other
                                     tax approvals or opinions, TSA intends to
                                     distribute all of the remaining shares of
                                     ITI held by TSA to TSA's shareholders
                                     (the "IPO A Distribution").   In
                                     connection with the IPO A Distribution,
                                     TSA plans to transfer, or cause one or
                                     more of its subsidiaries to transfer, to ITI certain assets, liabilities and equity interests, all as described in the S-1 Registration Statement. The Joint Borrowers covenant and agree that they shall not transfer, or cause or permit to be transferred, to ITI any assets, liabilities or equity interests unless and until (i) Joint Borrowers notify the Bank thereof in writing, and (ii) ITI agrees in writing, in form and substance acceptable to the Bank, to become obligated to pay $9,000,000 of the indebtedness due or to become due on the Note, plus related interest, fees and expenses, and to provide the Bank with a security interest in its accounts, all upon terms and conditions consistent in all material respects with this Facility Letter; and provided that the Joint Borrowers shall remain liable for the entire Credit Facility Amount.

16)    Default:                The Joint Borrowers, without notice or demand
                               of any kind, shall be in default under this Facility Letter upon the occurrence of any of the following events (each an "Event of Default").

                               (a) Any amount due and owing on the Note or on any Reimbursement Obligation or any other obligation owed by the Joint Borrowers hereunder, whether by its terms or as otherwise provided herein, or any obligation owed by the Joint Borrowers under the Security Documents, is not paid when due.

                               (b)   Any written warranty, representation,
                                     certificate or statement herein or any
                                     other written agreement with the Bank
                                     shall be false when made.

                               (c) Any failure to perform or default in the performance of any covenant, condition or agreement contained herein, in the Security Documents or in any other written agreement with the Bank.

                               (d) The Joint Borrowers makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of the Joint Borrowers is applied for or appointed, and in the case of such trustee being appointed in a proceeding brought against the Joint Borrowers, the Joint Borrowers , by any action or failure to act indicates their approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within 60 days after the date of such appointment.

                               (e)   Any proceeding involving the Joint
                                     Borrowers is commenced under any
                                     bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such proceeding being instituted against the Joint Borrowers, (i) the Joint Borrowers, by any action or failure to act indicate their approval of, consent to or acquiescence therein, or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within 60 days after the entry thereof.

                               (f) The entry of any judgment, decree, levy, attachment, garnishment or other process, in excess of $1,000,000, or the filing of any lien against the Joint Borrowers which is not covered by insurance and such judgment, decree, levy, attachment, garnishment, lien or other process shall not have been vacated, discharged or stayed pending appeal within thirty (30) days from the entry thereof.

                               (g)   If a default exists and the Joint
                                     Borrowers are notified of a default (or, if no such declaration or notification exists, a default occurs which is of the type which allows such party to declare the outstanding amounts immediately due and payable without prior declaration of notice to Joint Borrowers) in the payment or performance by Joint Borrowers of any agreement in excess of $1,000,000, or agreements in excess of $5,000,000 in the aggregate, between the Joint Borrowers and any party other than the Bank evidencing the borrowing of money or a guaranty, the effect of which default is to cause or permit the holder of such obligation(s) to cause such obligation(s) to become due prior to its stated maturity.

                               (h) The acquisition by any person or entity, or two or more persons or entities acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Joint Borrowers.

                               (i) Any default by the Guarantors under the terms of the Guaranties, or under the terms of the Security Agreements given by the Domestic Guarantors.

                               (j)   There shall occur or exist any facts
                                     which lead the Bank to believe in good
                                     faith that Joint Borrowers will not, or
                                     will be unable to, pay, in the normal
                                     course, any of the Obligations.

17)    Remedies                (a)   Non-bankruptcy Defaults.  When any Event of
                                     Default described in subsection (a)
                                     through (c), (f), (g), or (h) of Section
                                     16 has occurred and is continuing, the
                                     Bank may, by notice to the Joint
                                     Borrowers, take one or more of the
                                     following actions:

                                     (i)    terminate the obligation of the
                                            Bank, to extend any further credit
                                            hereunder on the date (which may
                                            be the date thereof) stated in
                                            such notice;

                                     (ii)   declare the principal of and the
                                            accrued interest on the Note to be
                                            forthwith due and payable and
                                            thereupon the Note, including both
                                            principal and interest and all
                                            fees, charges and other
                                            obligations payable hereunder and
                                            under any other document executed
                                            between the Joint Borrowers and
                                            the Bank, shall be and become
                                            immediately due and payable
                                            without further demand,
                                            presentment, protest or notice of
                                            any kind; and

                                     (iii)  enforce any and all rights and
                                            remedies available to it under any
                                            other document executed between
                                            the Joint Borrowers and the Bank
                                            or under applicable law.
                               (b) Bankruptcy Defaults. When any Event of Default described in subsection (d) or
                                     (e) of Section 16 has occurred and is
                                     continuing, then the Note, including both principal and interest, and all fees, charges and other obligations payable hereunder and thereunder, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Bank to extend further credit pursuant to any of the terms hereof shall immediately terminate. In addition, the Bank may exercise any and all remedies available to it under any other document executed between the Joint Borrowers and the Bank or applicable law.

18)    Miscellaneous:          (a)   At the date of this Facility Letter and
                                     any Advance or issuance of an SLC, the
                                     Joint Borrowers' representations and
                                     warranties set forth herein shall be true and correct as at such date with the same effect as though those representations and warranties had been made on and as at such date.

                               (b) At the time of this Facility Letter and any Advance or issuance of an SLC the Joint Borrowers shall be in compliance with all the terms and provisions set forth herein on their part to be observed or performed, and no Event of Default shall have occurred and be continuing at the time of an Advance or issuance of an SLC or would result from the making of an Advance or issuance of an SLC or any subsequent Advances or issuance of SLCs.

                               (c)   The request by the Joint Borrowers for
                                     any Advance or the issuance of any SLCs, shall be deemed a representation and warranty by the Joint Borrowers that the representations contained herein are true and correct on and as of the date of each such request for an Advance or the issuance of an SLC and that the Joint Borrowers are in compliance with all covenants set forth herein.

                               (d)   The Bank may, by written notice to the
                                     Joint Borrowers, at any time and from
                                     time to time, waive any default in the
                                     performance or observance of any
                                     condition, covenant or other term hereof, which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, the Bank and the Joint Borrowers shall be restored to their former position and rights hereunder and under the Note, and any Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall affect, extend or impair any rights of the Bank with respect to any default, except as specifically set forth in the Bank's written notice, nor shall it affect Bank's rights with respect to any subsequent or other Event of Default.

                               (e) No failure to exercise, and no delay in exercising, on the part of the Bank of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Bank herein provided are cumulative and not exclusive of any rights or remedies provided by law.

                               (f)   All agreements, representations and
                                     warranties made herein shall survive the delivery of this Facility Letter, the Note and the Security Documents and the making of any loans or advances.

                               (g)   From time to time, the Joint Borrowers
                                     will execute and deliver to the Bank such additional documents, and will provide such additional information as the Bank may reasonably require to carry out the terms of this Facility Letter and be informed of the Joint Borrowers' status and affairs.

                               (h)   This Facility Letter, the Note and
                                     Security Documents and any document or
                                     instrument or other agreement executed in connection herewith and except as otherwise specifically provided therein shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Nebraska, and shall be deemed to have been executed in the State of Nebraska.

                               (i)   This Facility Letter constitutes the
                                     entire understanding between the parties hereto with respect to the subject matter hereof, superseding all prior written or oral understandings, and may not be modified, amended or terminated except by a written agreement signed by each of the parties hereto or thereto.
                                     Notwithstanding the foregoing, the
                                     provisions of this Facility Letter are
                                     not intended to supersede the provisions of the Note or Security Documents, but shall be construed as supplemental thereto.

                               (j) If any term or provision of this Facility Letter, or the Note or Security
                                     Documents, or any document or instrument executed in connection therewith, including amendments and modifications or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the terms and provisions or the application of such term or provision to person or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each form and provision shall be valid or enforced to the fullest extent possible by law.

                               (k)   The Bank shall have sole discretion
                                     regarding the application of any payments or proceeds received from the Joint Borrowers and the Guarantors, voluntary or involuntary, including, without limitation, any proceeds from the sale or other disposition of any of the collateral or security described herein.

19)    Credit Agreement
       Notice A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit must be in writing to be effective.

The Joint Borrowers understand and agree that this facility is not assignable by the Joint Borrowers. Bank reserves the right to sell assignments and participations in this facility.

We trust that the foregoing adequately sets forth the terms and conditions with respect to this facility. If you are in agreement with the above, please execute and return the enclosed Note, Security Documents, Guaranties and a copy of this Facility Letter. This facility shall be effective when you have signed and returned all of such items to us. The offer to establish a facility which is evidenced by the Bank's delivery of a copy of this letter to the Joint Borrowers will expire at 5:00 p.m., Central Daylight Time, on June 16, 2000, unless on or prior to such time the Bank shall have received a copy of this letter signed by the Joint Borrowers. Prior to borrowing under this facility the Joint Borrowers and Guarantors will supply the Bank with satisfactory corporate resolutions and incumbency certificates.

Sincerely,


Bill Weber
Vice President
Corporate Banking




Acknowledged and Agreed
as of June 16, 2000


TRANSACTION SYSTEMS ARCHITECTS, INC.


By:/s/ Dwight G. Hanson

Title:  Chief Financial Officer


By:__________________________

Title:_______________________


ACI WORLDWIDE INC.

By:/s/ Dwight G. Hanson

Title:  Chief Financial Officer


By:__________________________

Title:_______________________



                                PROMISSORY NOTE

USD $25,000,000.00                               Dated: June 16, 2000

         TRANSACTION SYSTEMS ARCHITECTS, INC. and ACI WORLDWIDE INC. (the "Joint Borrowers"), jointly and severally, for value received, promise to pay to the order of Norwest Bank Nebraska, N.A. (the "Bank"), in lawful money of the United States at the principal office of the Bank in Omaha, Nebraska, or as the Bank may otherwise direct, the lesser of the principal sum of Twenty-Five Million and 00/100 United States Dollars or the principal amount outstanding, if any, under the letter agreement dated June 16, 2000, between the Joint Borrowers and the Bank (the "Facility Letter"), with interest (computed on actual days elapsed on the basis of a 360 day year) on the principal amount outstanding hereunder as hereinafter set forth, together with all costs of collection, including reasonable attorneys' fees, upon default.

         The unpaid principal balance of all loans ("Advances") hereunder shall bear interest as follows:

                  (a) Base Rate: Before maturity of this Note, and except for LIBOR Rate Advances, as hereafter defined, at an annual rate equal to 0.75% below the Base Rate adjusted at the time of changes in the Base Rate. "Base Rate" shall mean the rate of interest established by Norwest Bank Nebraska, N.A. from time to time as its "base" or "prime" or "Norwest Money Market Rate." Interest shall be paid monthly at the end of each month on any Advances made at the Base Rate. Advances made at the Base Rate shall be made in the minimum principal amount of $10,000.

                  (b) LIBOR Rate: LIBOR Rate is the rate at which deposits in U.S. dollars in the amount and for a maturity corresponding to that of any Advances made at the LIBOR Rate ("LIBOR Rate Advances") are offered to the Bank in the offshore inter-bank market at approximately 10:00 a.m., (London, England time), two business days prior to the date on which such LIBOR Rate Advance is made, adjusted for maximum statutory reserve requirements, plus 175 basis points (1.75%) per annum.

                  LIBOR Rate Advances shall be for periods, at the Joint Borrowers' option, of one (1), two (2) or three (3) months (each, an "Interest Period"); provided, that the Interest Period shall not extend beyond the Expiration Date. Interest shall be payable at the maturity of each Interest Period and shall be calculated on actual days elapsed on a 360 day year.

                  With respect to the renewal of any LIBOR Rate Advance, or any new borrowing hereunder, in the event that deposits in the amount and for the term of the selected Interest Period are unavailable to Bank, or that by reason or circumstances affecting the inter-bank markets generally, adequate and reasonable means do not exist for ascertaining the interest rate applicable to such LIBOR Rate Advance for the selected Interest Period, Joint Borrowers shall either repay such LIBOR Rate Advance or direct Bank to convert such LIBOR Rate Advance into an Advance of a type which is available on the last day of the then current Interest Period, said choice between repayment or conversion to be solely at Joint Borrowers' option.

                  If it shall become unlawful (or contrary to any direction from or requirement of any governmental authority having jurisdiction over Bank) for Bank to continue to fund or maintain any LIBOR Rate Advance or to perform its obligations hereunder, then upon demand by Bank to Joint Borrowers, such LIBOR Rate Advance or other obligation shall thereupon be canceled and, if it is unlawful for Bank to continue to fund or maintain any LIBOR Rate Advance, Joint Borrowers shall prepay such LIBOR Rate Advance without premium or penalty, together with accrued interest thereon, on the last day of the then current Interest Period or on such earlier date as may be required by law.

                  The Joint Borrowers may obtain multiple LIBOR Rate Advances hereunder; provided, that each LIBOR Rate Advance shall be in the minimum principal amount of $1,000,000 and shall be payable in full, with interest thereon, at the maturity of each LIBOR Rate Advance.

                  (c) Default Rate: After maturity, whether by lapse of time, default, acceleration or otherwise, at a rate equal to the Base Rate plus three percent (3%) per annum
         (the "Default Rate").

                  Requests for Advances by the Joint Borrowers shall be made by telephonic, telecopier or telex notice to the Bank (which notice shall be promptly confirmed in writing) by Dwight G. Hanson, Chief Financial Officer, Edward Fuxa, Controller, or Frances Stein, General Manager, Account Operations, all of TSA, or such other person or persons subsequently designated by the Joint Borrowers in writing. Each request by Joint Borrowers for an Advance at the Base Rate must be received by the Bank no later than 12:00 p.m. Omaha, Nebraska time, on the day on which it is to be funded. Each request by Joint Borrowers for a LIBOR Rate Advance must be received by the Bank no later than 11:00 a.m. Omaha, Nebraska time, on the day which is three (3) business days prior to the day on which it is to be funded. The Joint Borrowers agree that the Bank may rely on any such telephonic, telecopier or telex notice given by any person it in good faith believes is authorized to give such notice without the necessity of independent investigation, and in the event any notice by such means conflicts with the written confirmation, such notice shall govern if the Bank has acted in reliance thereon.

                  The principal balance of the LIBOR Rate Advances may not be prepaid, in whole or in part, before the end of any Interest Period. If, for any reason, a LIBOR Rate Advance is paid prior to the last business day of any Interest Period, the Joint Borrowers agree to indemnify the Bank against any loss (including any loss on redeployment of the funds repaid), cost or expense incurred by the Bank as a result of such prepayment.

                  The total unpaid principal balance and all accrued but unpaid interest on this Note shall be due and payable at maturity on May 31, 2001 (the "Expiration Date").

         The Bank, on the occurrence of any Event of Default under the Facility Letter may, without notice, appropriate and apply toward the payment of the outstanding balance of the Note, if not paid when due, or toward the payment of outstanding sums due to the Bank under the Facility Letter, any indebtedness of the Bank to the Joint Borrowers howsoever created or arising, including, without limitation, any and all balances, credits, deposits, accounts or monies of the Joint Borrowers.

         All amounts outstanding under this Note shall become immediately due and payable at the option of the Bank, without any demand or notice whatsoever, in the event that (i) the Joint Borrowers shall fail to make any payment when due of principal or interest on this Note or on any other obligation of the Joint Borrowers to the Bank or (ii) any other Event of Default shall occur under the Facility Letter. In addition, this and all other obligations of the Joint Borrowers to the Bank shall be and become due and payable immediately without any demand or notice whatsoever: (a) in the event of any assignment for the benefit of creditors of the Joint Borrowers, or the commencement of any bankruptcy, receivership, insolvency reorganization, or liquidation proceedings by or against the Joint Borrowers; or (b) the event of any garnishment, attachment, levy or lien being asserted against any deposit balance maintained (or any property deposited) by the Joint Borrowers with the Bank.

         All Advances made by the Bank and all payments made by the Joint Borrowers hereunder shall be recorded on the books and records of the Bank. The Joint Borrowers agree that in any action or proceeding instituted to collect or enforce collection of this Note, the amount endorsed on the Schedule attached to this Note at that time or inscribed in such other records of the Bank shall be prima-facie evidence of the unpaid principal balance of this Note.

         If any payment to be made by the Joint Borrowers hereunder shall become due on a Saturday, Sunday or business holiday under Federal law or the laws of the State of Nebraska, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing any interest in respect of such payment.

         If any change in any law, rule, regulation or directive (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) imposes any condition the result of which is to increase the cost to the Bank of making, funding or maintaining any LIBOR Rate Advance or reduces any amount receivable by the Bank hereunder in connection with a LIBOR Rate Advance, the Joint Borrowers shall pay the Bank the amount of such increased expense incurred or the reduction in any amount received which the Bank determines is attributable to making, funding and maintaining the LIBOR Rate Advances.

         The Bank may elect to sell participations in or assign its rights under Advances. The Joint Borrowers agree that if they fail to pay any Advance when due, any purchaser of an interest in such Advance shall be entitled to seek enforcement of this Note if the purchaser is permitted to do so pursuant to the terms of the participation agreement between the Bank and such purchaser.

         The Joint Borrowers hereby authorize the Bank and any other holder of an interest in this Note (a "holder") to disclose confidential information relating to the financial condition or operations of the Joint Borrowers (i) to any affiliate of the Bank or any holder, (ii) to any purchaser or prospective purchaser of an interest in any Advance, (iii) to legal counsel, accountants, and other professional advisors to the Bank or any holder, (iv) to regulatory officials, (v) as requested or required by law, regulation, or legal process or (vi) in connection with any legal proceeding to which the Bank or any other holder is a party.

         (A) in the case of disclosures pursuant to (i), (ii) and (iii) above, the Bank shall have first received from each such disclosee, a written agreement to maintain such confidential information in strict confidence and;

         (B) in the case of disclosures pursuant to (iv), (v) an (vi) above, the Bank shall have given TSA reasonable notice so as to afford TSA an opportunity to secure protection of the confidential information.

         The Joint Borrowers hereby indemnify the Bank against any loss (including any loss on redeployment of funds prepaid), cost or expense incurred by the Bank as a result of a default hereunder or under the Facility Letter or acceleration of this Note and all Advances evidenced hereby, including, without limitation, all court costs, reasonable attorneys' fees and other costs of collection.

         This Note is executed in conjunction with the Facility Letter and is subject to all of the terms and conditions contained therein. THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAW (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEBRASKA, GIVING EFFECT, HOWEVER, TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. THE JOINT BORROWERS AND THE BANK EACH HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF RELATED TO, OR CONNECTED WITH THIS NOTE OR THE RELATIONSHIP ESTABLISHED HEREUNDER.


TRANSACTION SYSTEMS ARCHITECTS, INC.


By:/s/ Dwight G. Hanson

Its:

By:

Its:


ACI WORLDWIDE INC.


By:/s/ Dwight G. Hanson

Its:

By:

Its:



                                    SCHEDULE

                       to be attached and become a part of
                       the Promissory Note dated June 16,
                      2000 executed by Transaction Systems
                     Architects Inc. and ACI Worldwide Inc.
                       as "Joint Borrowers" and payable to
                           Norwest Bank Nebraska, N.A.


                                                       Unpaid     Initials
                                 Amount               Principal      of
    Date     Amount                of                  Balance     Person
     of        of               Interest   Principal     of        Making
Transaction   Loan   Maturity     Rate      Payment     Note      Notation
-----------   ----   --------     ----      -------     ----      --------